 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

Prosper Funding LLC	Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

45-4526070	73-1733867
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Delaware
(State or other jurisdiction of incorporation or organization)

6199
(Primary Standard Industrial Classification Code Number)

101 Second Street, 15th Floor
San Francisco, CA  94105
(415) 593-5400
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2014, the board of directors of Prosper Marketplace, Inc. (“PMI”) appointed Xiaopei “Macy” Lee to the position of Chief Financial Officer of PMI and designated Ms. Lee the principal financial officer and principal accounting officer of PMI.  On that same date, the board of directors of Prosper Funding LLC (“Prosper Funding”) appointed Ms. Lee to the position of Treasurer of Prosper Funding and designated Ms. Lee the principal financial officer and principal accounting officer of Prosper Funding.  Also on such date, Joshua P. Hachadourian resigned as Prosper Funding’s Treasurer and ceased to serve as the principal financial officer and principal accounting officer of both PMI and Prosper Funding.  Mr. Hachadourian continues to serve as PMI’s Vice President, Finance.

Ms. Lee, age 42, joined PMI on April 8, 2014. Prior to joining PMI, Ms. Lee served as Chief Financial Officer, eBay Australia & New Zealand at eBay Inc.’s Sydney office from June 2011 to March 2014. Prior to that, Ms. Lee held numerous positions with PayPal Inc. from December 2002 to June 2011 including, most recently, Director of Global Financial Services & Emerging Markets Financial Planning & Analysis. Ms. Lee has an M.B.A. in Finance from the Marshall School of Business, University of Southern California and a B.A. in Economics from Southwestern University of Finance & Economics in Sichuan, China.

PMI has granted Ms. Lee an option to purchase 318,828 shares of its common stock at the fair market value of such common stock on the date of grant.  The option grant is subject to the terms and conditions of PMI’s 2005 Stock Option Plan.  Prosper Funding does not compensate its officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: April 22, 2014	By	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel & Secretary

Prosper Funding LLC

Date: April 22, 2014	By	/s/ Sachin Adarkar
Sachin Adarkar
Secretary